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                                                             EXHIBIT 6(a)(6)(ii)


                                AMENDMENT NO. 1
                         MASTER DISTRIBUTION AGREEMENT
                               (Class A Shares)


         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997 by and between AIM International Funds, Inc., a Maryland corporation, with respect to the Class A Shares of each series of shares of common stock as set forth in the Agreement, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.

CLASS A SHARES
--------------

AIM Asia-Pacific Growth Fund
AIM European Capital Growth Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Equity Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  __________________________________, 1997


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
                                                            AIM INTERNATIONAL FUNDS, INC.


Attest:                                            By:
        ------------------------------------           ------------------------------------------------------
                 Assistant Secretary                                         President

(SEAL)

                                                            A I M DISTRIBUTORS, INC.



Attest:                                            By:
        ------------------------------------           ------------------------------------------------------
                 Assistant Secretary                                         President

(SEAL)
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